UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026

Skillsoft Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38960	83-4388331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Innovative Way, Suite 2210 Nashua, NH 03062
(Address of principal executive offices) (Zip Code)

(603) 324-3000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SKIL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 26, 2026, Skillsoft Corp. (“Skillsoft” or the “Company”) received a notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) notifying the Company that it is currently not in compliance with Section 802.01B of the NYSE Listed Company Manual (“Manual”) because as of March 25, 2026, the Company’s 30 trading-day average market capitalization was less than $50 million and its last reported stockholder’s equity as of October 31, 2025 was less than $50 million. The Company has a period of 18 months to cure the market capitalization and/or stockholder’s equity deficiencies, subject to the NYSE's approval of the Company’s business plan to demonstrate its ability to regain compliance with the applicable requirements within the 18-month cure period.

The Company intends to timely notify the NYSE that it will submit a business plan within 45 calendar days from receipt of the Notice to cure the market capitalization and/or stockholder’s equity deficiencies in order to return to compliance with the NYSE’s continued listing standards. The Company intends to consider all available alternatives to cure the listing compliance deficiencies identified by the NYSE.

Pursuant to NYSE rules, the Company’s common stock will continue to be listed and traded on the NYSE during the cure periods outlined above, subject to quarterly review by the NYSE and the Company’s compliance with other NYSE continued listing requirements. The current noncompliance with the standards described above does not affect the Company’s ongoing business operations or its reporting requirements with the Securities and Exchange Commission (the “SEC”).

Item 7.01	Regulation FD Disclosure.

As required by Section 802.02 of the NYSE Listed Company Manual, the Company issued a press release on March 30, 2026, announcing that it had received the notice of noncompliance with the NYSE's continued listing standards. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01, including the information contained in Exhibit 99.1 of this Current Report on Form 8-K, is being furnished herewith and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, regardless of any general incorporation language in such filing.

Forward Looking-Statements

This Current Report on Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by the use of future dates or words such as “assumes,” “may,” “should,” “could,” “will,” “expects,” “expected,” “seeks to,” “anticipates,” “plans,” “believes,” “estimates,” “foresee,” “intends,” “guidance,” “predicts,” “projects,” “projecting,” “potential,” “targeting,” “will likely result,” or “continue,” or the negative of such terms and other comparable terminology. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond Skillsoft’s control, including, without limitation, future fluctuations in the Company’s market capitalization and stockholders’ equity; its ability to submit a required business plan, the NYSE's acceptance of such plan, and our ability to regain compliance with the Manual and maintain a listing of the Company’s common stock on NYSE. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, risks, and uncertainties discussed in Skillsoft’s SEC filings and reports. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2026

SKILLSOFT CORP.

By:	/s/ John Frederick
Chief Financial Officer